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Supplement to Prospectus Supplement, Dated August 24, 2006

Prospectus Supplement to Prospectus dated July 21, 2006

LONG BEACH MORTGAGE LOAN TRUST 2006‑7

Issuing Entity

ASSET-BACKED CERTIFICATES, SERIES 2006‑7

LONG BEACH SECURITIES CORP.

Depositor

Sponsor and Servicer

$1,562,286,000 (Approximate)

The table entitled “Sub-prime Mortgage Loans Serviced by the Servicer” in the section entitled “The Servicers” under the heading “The Servicer—The Servicer’s Servicing Experience” on page S-47 is amended and replaced as follows:

Sub-prime Mortgage Loans Serviced by the Servicer

	As of December 31		As of June 30, 2006
	2003	2004	2005
	(Dollar Amounts in Millions)
Number of Sub-prime Mortgage Loans Serviced for Sponsor or its Affiliates (or their Securitization Trusts).............	141,986	167,572	198,556	253,479
Aggregate Principal Balance..................	$19,853	$24,835	$33,132	$42,761
Number of Sub-prime Mortgage Loans Serviced for Third Parties.....................	492	11,423	40,817	1,264
Aggregate Principal Balance..................	$60	$678	$6,349	$180

The date of this supplement is September 28, 2006.